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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  April 1, 1997
                                 Date of Report
                        (Date of earliest event reported)

                          GUILFORD PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)

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
               DELAWARE                                   0-23736                                 52-1841960
    (State or other jurisdiction of                     (Commission                            (I.R.S. Employer
    incorporation or organization)                     File Number)                         Identification Number)
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                              6611 TRIBUTARY STREET
                               BALTIMORE, MARYLAND
                    (Address of principal executive offices)

                                      21224
                                   (Zip Code)

                                 (410) 631-6300
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS

         The purpose of this amendment is to further update the description of Guilford Pharmaceuticals Inc.'s Common Stock contained in its Form 8-A filed under the Securities Exchange Act of 1934, as revised and supplemented by amendments or reports filed for the purpose of updating that description.


                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 40,000,000 shares of the Common Stock, par value $0.01 per share, and 4,700,000 shares of undesignated preferred stock, par value $0.01 per share and 300,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share. As of December 31, 1996, there were 13,979,490 shares of Common Stock (reflecting the 3-for-2 stock split effective as of November 12, 1996) and no shares of preferred stock outstanding. As of December 31, 1996, there were outstanding options to purchase approximately an additional 2,494,756 shares of the Company's Common Stock and warrants to purchase 312,934 additional shares of Common Stock.

COMMON STOCK

     Holders of shares of Common Stock are entitled to one vote for each share held of record on matters to be voted on by the stockholders of the Company. Stockholders do not have cumulative voting rights in the election of directors. Holders of shares of Common Stock will be entitled to receive dividends, subject to the superior rights of preferred stockholders, if any, when, as and if declared by the Board of Directors. The Company currently intends to retain all future earnings for use in the operation of its business and, therefore, does not anticipate paying any case dividends on its Common Stock in the foreseeable future. Upon the dissolution, liquidation or sale of substantially all of the assets of the Company, after payment in full of all amounts required to be paid to creditors and subject to the rights, if any, of the holders of any preferred stock, the holders of the Common Stock are entitled to share ratably in the assets of the Company legally available for distribution to its stockholders. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The Company has the right to repurchase certain shares of Common Stock issued to certain officers and other employees of the Company in the event of termination of employment. All of the issued and outstanding shares of Common Stock are, and all shares of Common Stock to be sold in this offering will be, duly authorized, validly issued, fully paid and non-assessable.

PREFERRED STOCK

     The Company's Board of Directors may without further action by the Company's stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitation of each series. The holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of the Company before any payment is made to the holders of Common Stock.

     The ability of the Company's Board of Directors to issue preferred stock may delay or prevent a takeover or change in control of the Company. To the extent that this ability has this effect, removal of the Company's incumbent Board of Directors and management may be rendered more difficult. Further, this may have an adverse impact on the ability of stockholders of the Company to participate in a tender or exchange offer for the Common Stock and in so doing diminish the market value of the Common Stock.

RIGHTS PLAN

     On September 26, 1995, the Board of Directors of the Company approved a stockholder rights plan (the "Rights Plan") designed to protect stockholders in the event of an unsolicited attempt to acquire the Company, including a gradual accumulation of shares in the open market, a partial or two-tier tender offer that does not treat all stockholders equally, and other takeover tactics which the Board of Directors believes may be abusive and not in the best interests of stockholders. The implementation of the Rights Plan increases the Board of Director's power in the event of an unsolicited proposal by giving the Board of Directors more time and the opportunity to evaluate an offer and exercise its good faith business judgment to take appropriate steps to protect and advance stockholders' interests by negotiating with the bidder, auctioning the Company, implementing a recapitalization or restructuring designed as an alternative to the offer, or taking other action.


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In connection with the Rights Plan, the Company designated 300,000 shares of
Series A Junior Participating Preferred
Stock, par value $0.01 per share.

     Under the Rights Plan, each holder of the Company's Common Stock is entitled to purchase 1/1,000th of a share of Series A Junior Participating Preferred Stock. Currently, the Rights are neither exercisable nor traded separately from the Common Stock. The Rights will be exercisable only if a person or group in the future becomes the beneficial owner of 20% or more of the Common Stock or announces a tender or exchange offer which would result in its ownership of 20% or more of the Common Stock. Ten days after a public announcement that a person has become the beneficial owner of 20% or more of the Common Stock, each holder of a Right, other than the acquiring person, would be entitled to purchase one share of Common Stock of the Company for each Right at one-half of the then-current price. If the Company is acquired in a merger, or 50% or more of the Company's assets are sold in one or more related transactions, each Right would entitle the holder thereof to purchase common stock of the acquiring company at half of the then-current market price of such common stock. At any time after a person or group of persons becomes the beneficial owner of 20% or more of the Common Stock, the Board of Directors may exchange one share of Common Stock for each Right, other than Rights held by the acquiring person.

     The Board of Directors generally may redeem the Rights at any time until ten days following the public announcement that person or group of persons has acquired beneficial ownership of 20% or more of the outstanding Common Stock. The redemption price is $0.01 per Right.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Amended and Restated Certificate of Incorporation, as amended (the "Certificate"), provides that a director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (iii) for liability under Section 174 of the Delaware General Corporation Law (relating to certain unlawful dividends, stock repurchases or stock redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate also provides that directors and officers are to be indemnified to the fullest extent permitted under Delaware law. The Company has entered into indemnification agreements with each of its current directors and officers and will enter into such agreements with future directors and officers, which agreements provide for indemnification of, and advancement of expenses to such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past and circumstances in which indemnification and the advancement of expenses are discretionary under Delaware law. The Company believes that the limitation of liability provision in its Certificate, its Amended and Restated By-laws and the indemnification agreements will facilitate the Company's ability to continue to attract and retain qualified individuals to serve as directors of the Company.

     The Certificate authorizes the Company to purchase and maintain insurance for the purposes of indemnification. The Company maintains a standard form of directors' and officers' liability insurance policy, which provides coverage to the Company's officers and directors for certain liabilities. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent for which indemnification will be required or permitted under the Certificate, Amended and Restated By-laws or indemnification agreements. The Company is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

SECTION 203 OF THE DELAWARE CORPORATION LAW

     The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless: (i) the corporation has elected in its original certificate of incorporation not to



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be governed by Section 203 (the Company did not make such an election); (ii)
the business combination was approved by the Board of Directors of the corporation before the other party to the business combination became an interested stockholder; (iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iv) the business combination was approved by the Board of Directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The three-year prohibition also does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of the majority of the corporation's directors. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.

STOCKHOLDER MEETINGS AND OTHER PROVISIONS

     Under the Amended and Restated By-laws, special meetings of the stockholders of the Company may be called only by a majority of the members of the Board of Directors, the Chairman or holders of 30% of the voting stock of the Company. Stockholders are required to comply with certain advance notice provisions with respect to any nominations of candidates for election to the Company's Board of Directors or other proposals submitted for stockholder vote. The Company's Certificate provides that the authorized number of directors may be changed only by resolution of the Board of Directors. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company.


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ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         EXHIBIT INDEX

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Number                              Description
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

3.03                                Certificate of Amendment of Amended and
                                    Restated Certificate of Incorporation
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 GUILFORD PHARMACEUTICALS INC.


Date: April 4, 1997              By:   /s/ Thomas C. Seoh
                                       ---------------------------------------
                                       Thomas C. Seoh, Vice President, General
                                       Counsel and Secretary



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